Exhibit 10.4

GUARANTEE
(this "Guarantee")

June 24, 2004

JPMORGAN CHASE BANK ("Chase"), as Administrative Agent for
the Lenders described below (the "Administrative Agent")
707 Travis, Floor 9
Houston, Texas 77002

  Re:
  Credit Agreement dated effective as of June 24, 2004 (as amended, modified, restated, or supplemented, the "Agreement") by and among CORNELL COMPANIES, INC. as the Borrower (the "Borrower"), the several lenders party thereto from time to time (the "Lenders"), and the Administrative Agent.

Ladies and Gentlemen:

        1.     Guarantee. For value received, and in consideration of Borrower entering into the Agreement, the undersigned (collectively, the "Guarantor"), do hereby irrevocably, absolutely, and unconditionally guarantee (a) payment, when due, of any and all indebtedness and other amounts of every kind, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Lenders or the Administrative Agent, by Borrower under the Notes as defined in the Agreement, (including, without limitation, amounts that would become due but for operation of any applicable provision of Title 11 of the United States Code (including, without limitation, 11 U.S.C. §§ 502 and 506)), together with all pre- and post-maturity interest thereon (including, without limitation, all post-petition interest if Borrower voluntarily or involuntarily files for bankruptcy protection) (all such obligations being hereinafter collectively referred to as the "Liabilities") and (b) the performance by Borrower of its obligations under the Agreement and the Security Documents (the "Loan Papers") pursuant to the terms thereof (the "Obligations"). The Guarantor has a substantial, direct or indirect, financial interest in the benefits and advantages which will result from the Agreement. The Guarantor hereby agrees that, upon any Default, the Guarantor will forthwith pay the Liabilities as limited by this paragraph immediately upon written demand or perform the Obligations.

        2.     Guarantee Continuing, Absolute, Unlimited. This Guarantee is a continuing, absolute, and unlimited guarantee of payment and the Guarantor is a primary obligor and not a surety. The Liabilities and Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. The Administrative Agent shall not be required to proceed first against Borrower or any other person, firm or corporation or against any property securing any of the Liabilities or Obligations before resorting to the Guarantor for payment or performance. To the extent permitted by applicable law, this Guarantee shall be construed as a guarantee of payment without regard to the enforceability of any of the Liabilities or Obligations or the rejection of the Agreement in bankruptcy, and notwithstanding any claim, defense (other than payment or performance by Borrower or the Guarantor) or right of setoff which Borrower or the Guarantor may have against any Lender or the Administrative Agent, including any such claim, defense, or right of setoff based on any present or future law or order of any government (de jure or de facto), or of any agency thereof or court of law purporting to reduce, amend, or otherwise affect any of the Liabilities or Obligations of Borrower or any other obligor, or to vary any terms of payment thereof, and without regard to any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. The Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment to the Lenders or the Administrative Agent of the Liabilities or any part thereof is rescinded or must otherwise be returned by any Lender or the Administrative

Agent upon the insolvency, bankruptcy, or reorganization of Borrower, or otherwise, as though such payment to such Lender or the Administrative Agent had not been made. To the extent permitted by applicable law, the Guarantor's obligation to fully pay or perform the Liabilities and any remedy for the enforcement thereof shall not be impaired, modified, released, or limited in any way by any impairment, modification, release, or limitation of the liability of Borrower or its bankruptcy estate, resulting from the operation of any present or future provision of any debtor relief law or from the decision of any court interpreting the same.

        3.     Guarantee Not Affected by Change in Security or Other Actions. The Administrative Agent and the Lenders may, from time to time, without the consent of or notice to the Guarantor, take any or all of the following actions without impairing or affecting (except insofar as the Liabilities are reduced or modified thereby), the Guarantor's obligations under this Guarantee or releasing or exonerating the Guarantor from any of its liabilities hereunder:

          (a)   retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder;

          (b)   retain or obtain the primary or secondary liability of any party or parties, in addition to the Guarantor, with respect to any of the Liabilities;

          (c)   extend the time or change the manner, place or terms of payment of, or renew or amend any note or other instrument evidencing the Liabilities or any part thereof, or amend in any manner any agreement relating thereto, in each case in accordance with the terms of each such agreement;

          (d)   release or compromise, in whole or in part, or accept full or partial payment for, any of the Liabilities hereby guaranteed, or any liability of any nature of any other party or parties with respect to the Liabilities or any security therefore;

          (e)   enforce the Administrative Agent's or the Lenders' security interest, if any, in all or any properties securing any of the Liabilities or any obligations hereunder in order to obtain full or partial payment of the Liabilities then outstanding; or

          (f)    release or fail to perfect, protect, or enforce the Administrative Agent's or the Lenders' security interest, if any, in all or any properties securing any of the Liabilities or any obligation hereunder, or permit any substitution or exchange for any such property.

        4.     Waivers. The Guarantor hereby expressly waives to the extent permitted by law:

          (a)   notice of acceptance of this Guarantee;

          (b)   notice of the existence or incurrence of any or all of the Liabilities in accordance with the Loan Papers;

          (c)   presentment, demand, notice of dishonor, protest, and all other notices whatsoever (except the written demand referred to in Section 1 hereinabove);

          (d)   any requirement that proceedings first be instituted by the Administrative Agent or any Lender against the Borrower;

          (e)   all diligence in collection or protection of or realization upon the Liabilities or any part thereof, or any obligation hereunder, or any collateral for any of the foregoing;

          (f)    any rights or defenses based on the Administrative Agent's or a Lender's election of remedies, including any defense to the Administrative Agent's or Lender's action to recover any deficiency after a non-judicial sale; and

          (g)   the occurrence of every other condition precedent to which the Guarantor might otherwise be entitled.

        5.     Definitions. As used in this Guarantee, capitalized terms not otherwise defined herein will have the meanings given them in the Agreement.

        6.     Representations, Warranties and Agreements of Guarantor. The Guarantor represents and warrants to the Administrative Agent and the Lenders that:

          (a)   Existence, Good Standing, Authority and Compliance. The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized, or otherwise formed. Except where failure will not have a Material Adverse Effect, the Guarantor (a) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing, (b) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Guarantee to be, conducted, and (c) is in compliance with all applicable laws, except in each case where the failure to so qualify, to possess such authority, permits or power or to comply with such law would not have a Material Adverse Effect.

          (b)   Authorization and Contravention. The execution and delivery by the Guarantor of this Guarantee or related document to which it is a party and the performance by it of its obligations thereunder (a) are within its corporate, organizational or partnership power, (b) have been duly authorized by all necessary corporate, organizational, or partnership action, (c) require no action by or filing with any tribunal (other than any action or filing that has been taken or made on or before the date of this Guarantee or which would not cause a material adverse event), (d) do not violate any provision of its charter, bylaws, resolutions, or partnership agreement, (e) do not violate any provision of law or order of any tribunal applicable to it, other than violations that individually or collectively will not have a Material Adverse Effect, (f) do not violate any material agreements to which it is a party, other than a violation which would not have a Material Adverse Effect, (g) do not result in the creation or imposition of any Lien (other than the Lender Liens) on any asset of the Guarantor, (h) are in furtherance of the corporate, organizational, or partnership purposes of the Guarantor and (i) do not require the consent or approval of the shareholders, members, or partners of the Guarantor.

          (c)   Binding Effect. Upon execution and delivery by all parties thereto, this Guarantee will constitute a legal and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable debtor relief laws and general principles of equity.

          (d)   Consideration. Guarantor represents and warrants that the value of the consideration received and to be received by it is reasonably worth at least as much as its liability under this Guarantee, and such liability may reasonably be expected to benefit Guarantor directly or indirectly. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS GUARANTEE, GUARANTOR'S MAXIMUM LIABILITY HEREUNDER IS LIMITED, TO THE EXTENT, IF ANY, REQUIRED SO THAT ITS LIABILITY IS NOT SUBJECT TO AVOIDANCE UNDER ANY DEBTOR RELIEF LAW.

          (e)   Solvency. As of the date of this Guarantee, the Guarantor is, and after giving effect to this Guarantee, will be, solvent.

        7.     Events of Default. Events of Default shall be as set forth and defined in the Credit Agreement.

        8.     Remedies Upon Default. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Guarantee or the Loan Papers, or by any requirement of law, or in equity, or otherwise:

          (a)   Upon the occurrence of any Event of Default, the Lenders may without any notice to (except as expressly provided herein or in and during the continuance of any Loan Paper) or demand upon Guarantor, which are expressly waived by Guarantor (except as to notices expressly provided for herein or in any Loan Paper), proceed to protect, exercise and enforce the rights and remedies of the Lenders against Guarantor hereunder or under the Loan Papers and such other rights and remedies as are provided by requirement of Law or equity.

          (b)   The rights provided for in this Guarantee and the Loan Papers are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

          (c)   The order and manner in which the Lenders' rights and remedies upon the occurrence and during the continuance of a Default are to be exercised shall be determined by the Administrative Agent or the Lenders, as the case may be, in its sole discretion, and all payments received by the Administrative Agent shall be applied first to the costs and expenses (including reasonable attorney's fees incurred by the Administrative Agent and Lenders) of the Administrative Agent and Lenders, then to the payment of all accrued and unpaid amounts due under any Loan Papers to and including the date of such application. To the extent permitted by applicable law, no application of payments will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Papers, or prevent the exercise, or continued exercise, of rights or remedies of the Administrative Agent and Lenders hereunder or thereunder or under any requirement of Law or in equity.

        9.     Payments. Each payment by the Guarantor to the Administrative Agent under this Guarantee shall be made by transferring the amount thereof in immediately available funds without set-off or counterclaim.

        10.   Costs, Expenses and Taxes. The Guarantor agrees to pay on demand: (i) all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Guarantee and any other documents to be delivered hereunder, including the reasonable fees and out of pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Guarantee, and any modification, supplement or waiver of any of the terms of this Guarantee, (ii) all reasonable costs and expenses of the Administrative Agent hereunder, including reasonable legal fees and expenses of counsel to the Administrative Agent, in connection with a default or the enforcement of this Guarantee and (iii) reasonable costs and expenses incurred in connection with third party professional services reasonably required by the Administrative Agent pursuant to the Loan Papers such as appraisers, environmental consultants, accountants or similar Persons; provided that except during the continuance of any Default hereunder, the Administrative Agent will first obtain the consent of the Guarantor to such expense, which consent shall not be unreasonably withheld. Without prejudice to the survival of any other obligations of the Guarantor hereunder, the obligations of the Guarantor under this Section shall survive the termination of this Guarantee.

        11.   Subrogation. The Guarantor shall not be subrogated to, in whole or in part, and agrees not to exercise any rights of subrogation with respect to, the rights of the Administrative Agent or any Lender or those of any subsequent assignee or transferee of any of the Liabilities until all the Liabilities to the Administrative Agent and the Lenders and every such subsequent assignee or transferee shall have been paid in full. The provisions of this Section 11 shall survive the termination of this Guarantee and any satisfaction and discharge of Borrower by virtue of any payment, court order, or law.

        12.   No Waiver; Remedies. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances. The remedies herein are cumulative and not exclusive of any other remedies provided by law, at equity or in any other agreement.

        13.   Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Guarantor in connection herewith shall survive the execution and delivery of this Guarantee, and the termination of the Loan Papers and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

        14.   Confidentiality. The Administrative Agent and each Lender agree to keep any information delivered or made available by the Guarantor to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by the Administrative Agent who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan Papers; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing such information (a) to any Lender, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over Administrative Agent or any Lender, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Lender, the Borrower, the Guarantor or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to any Lender's legal counsel and independent auditors. The Administrative Agent will promptly notify the Guarantor of any information that it is required or requested to deliver pursuant to clause (b) or (c) of this Section 14 and, if the Guarantor is a party to any such litigation, clause (e) of this Section 14.

        15.   Separability. Should any clause, sentence, paragraph or Section of this Guarantee be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guarantee, and the parties hereto agree that the part or parts of this Guarantee so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

        16.   Execution in Counterparts. This Guarantee may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        17.   Interpretation.

          (a)   In this Guarantee, unless a clear contrary intention appears:

              (i)  the singular number includes the plural number and vice versa;

             (ii)  reference to any gender includes each other gender;

            (iii)  the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Guarantee as a whole and not to any particular Article, Section or other subdivision;

            (iv)  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Guarantee, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Guarantee;

             (v)  except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Guarantee) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

            (vi)  unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

           (vii)  the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

          (viii)  with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

            (ix)  reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

          (b)   The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          (c)   No provision of this Guarantee shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

        18.   Submission to Jurisdiction. The Guarantor, to the extent permitted by applicable law, hereby agrees as follows:

          (a)   ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTEE MAY BE BROUGHT IN THE DISTRICT COURTS OF HARRIS COUNTY, TEXAS OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS GUARANTEE, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 21, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.

          (b)   THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        19.   Waiver of Jury Trial. THE GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTEE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        20.   Parties. This Guarantee shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. The Guarantor may not assign any of its duties under this Guarantee without the prior written consent of the Administrative Agent. The Administrative Agent and the Lenders may assign their respective rights and benefits under this Guarantee to any Participant in accordance with the provisions of Section 9.04 of the Agreement.

        21.   Notices. All notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

(a)	If to any Guarantor:
c/o Cornell Companies, Inc. 1700 West Loop South, Suite 1500 Houston, Texas 77027
	Attention:	John L. Hendrix, Executive Vice President and CFO
	telephone:	(713) 235-9321
	telecopy:	(713) 623-2853 and (713) 623-0090 (send copy to both)
(b)	If to the Administrative Agent:
JPMorgan Chase Bank 707 Travis, Floor 9 Houston, Texas 77002
	Attention:	Susan Garner, Vice President
	telephone:	(713) 216-3250
	telecopy:	(713) 216-6262
with a copy to
Gardere Wynne Sewell LLP 1000 Louisiana, Suite 3400 Houston, Texas 77002
	Attention:	Carol M. Burke
	telephone	(713) 276-5561
	telecopy:	(713) 276-6561

          (c)   or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties given in accordance with the provisions of this Section 21.

        Other than the service of process set forth in Section 18(a) above, all communications shall be effective three (3) Business Days after the date when mailed by certified mail, return receipt requested postage prepaid to any party at its address specified above, or upon receipt if telecopied to any party to the telecopy number set forth above, or upon receipt if delivered personally to any party at its address specified above.

        22.   Term. This Guarantee is not limited to any particular period of time, but shall continue in full force and effect until all of the Liabilities have been fully and finally paid or have been otherwise discharged by the Administrative Agent and the Lenders, and the Guarantor shall not be released from any obligation or liability hereunder until such full payment or discharge shall have occurred.

        23.   Governing Law. This Guarantee and all other documents executed in connection herewith shall be deemed to be contracts and agreements executed by the Guarantor and Administrative Agent under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States of America.

        24.   Indemnity.

          (a)   The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Guarantee, the Agreement, or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses [are determined by a court of competent jurisdiction by final and nonappealable judgment to have] resulted from the gross negligence or willful misconduct of such Indemnitee.

          (b)   Without limiting any provision of this Guarantee, it is the express intention of the parties hereto that each Person to be indemnified hereunder or thereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages: (i) arising out of or resulting from the ordinary sole or contributory negligence of such Person or (ii) imposed upon said party under any theory or strict liability. Without prejudice to the survival of any other obligations of the Guarantor hereunder and under the Loan Papers, the obligations of the Guarantor under this Section shall survive the termination of this Guarantee and the Loan Papers and the payment of the Liabilities.

        25.   New Guarantee. In the event that (i) any Loan Paper is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Borrower or (ii) any Loan Paper or this Guarantee is terminated as a result of any bankruptcy or insolvency proceeding involving the Borrower and, if within sixty (60) days after such rejection or termination, the Administrative Agent or its designee shall so request and shall certify in writing to the Guarantor that it intends to perform the obligations of the Borrower as and to the extent required under such Loan Paper or this Guarantee, as applicable, the Guarantor will, unless prohibited by bankruptcy or other applicable law, execute and deliver to the Administrative Agent or such designee, a new Guarantee that shall contain the same conditions, agreements, terms, provisions and limitations as such original

Guarantee (except for any requirements which have been fulfilled by the Borrower and the Guarantor prior to such rejection or termination).

[Remainder of page intentionally left blank]

Sincerely yours,
GUARANTOR:
CORNELL CORRECTIONS MANAGEMENT, INC., a Delaware corporation
By:	/s/ JOHN L. HENDRIX John L. Hendrix, Chief Financial Officer
CORNELL CORRECTIONS OF TEXAS, INC., a Delaware corporation
By:	/s/ JOHN L. HENDRIX John L. Hendrix, Chief Financial Officer
CORNELL CORRECTIONS OF RHODE ISLAND, INC., a Delaware corporation
By:	/s/ JOHN L. HENDRIX John L. Hendrix, Chief Financial Officer
CORNELL CORRECTIONS OF CALIFORNIA, INC., a California corporation
By:	/s/ JOHN L. HENDRIX John L. Hendrix, Chief Financial Officer
CCG I CORPORATION, a Delaware corporation
By:	/s/ JOHN L. HENDRIX John L. Hendrix, Chief Financial Officer
CORNELL ABRAXAS GROUP, INC., a Delaware corporation
By:	/s/ JOHN L. HENDRIX John L. Hendrix, Chief Financial Officer
CORNELL CORRECTIONS OF ALASKA, INC., an Alaska corporation
By:	/s/ JOHN L. HENDRIX John L. Hendrix, Chief Financial Officer

CORNELL INTERVENTIONS, INC., an Illinois corporation
By:	/s/ JOHN L. HENDRIX John L. Hendrix, Chief Financial Officer
WBP LEASING, INC., a Delaware corporation
By:	/s/ JOHN L. HENDRIX John L. Hendrix, Chief Financial Officer
CORNELL INTERNATIONAL, INC., a Delaware corporation
By:	/s/ JOHN L. HENDRIX John L. Hendrix, Chief Financial Officer
CORNELL COMPANIES MANAGEMENT SERVICES LIMITED PARTNERSHIP, a Delaware limited partnership
By:	Cornell Companies Management LP, a Delaware limited partnership, its general partner
	By:	Cornell Companies Administration, LLC, a Delaware limited liability company, its general partner
		By:	/s/ JOHN L. HENDRIX John L. Hendrix, Manager
CORNELL COMPANIES MANAGEMENT LP, a Delaware limited partnership
By:	Cornell Companies Administration, LLC, a Delaware limited liability company, its general partner
	By:	/s/ JOHN L. HENDRIX John L. Hendrix, Manager
CORNELL COMPANIES MANAGEMENT HOLDINGS, LLC, a Delaware limited liability company
By:	/s/ JOHN L. HENDRIX John L. Hendrix, Manager

CORNELL COMPANIES ADMINISTRATION, LLC, a Delaware limited liability company
By:	/s/ JOHN L. HENDRIX John L. Hendrix, Manager

        ACCEPTED AND AGREED as of the date first above written:

JPMORGAN CHASE BANK, as Administrative Agent
By:	/s/ SUSAN GARNER Susan Garner, Vice President